Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2014 Results from Continuing Operations

– First-Quarter Sales of $299.4 Million –

– First-Quarter GAAP Earnings per Share of $0.67 and Non-GAAP Earnings per Share of $0.82 –

– Raises Sales and Non-GAAP EPS Guidance for 2014; Reduces 2014 GAAP EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--April 30, 2014--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2014. For the quarter, net sales from continuing operations were $299.4 million, an increase of 2.8% from $291.2 million in the first quarter of 2013. Foreign currency translation benefited sales by 0.4%. On a segment basis, sales increased in both the Preclinical Services (PCS) and Research Models and Services (RMS) segments.

On a GAAP basis, net income from continuing operations for the first quarter of 2014 was $32.6 million, or $0.67 per diluted share, compared to $25.9 million, or $0.53 per diluted share, for the first quarter of 2013.

On a non-GAAP basis, net income from continuing operations was $39.3 million for the first quarter of 2014, an increase of 18.2% from $33.2 million for the same period in 2013. First-quarter diluted earnings per share on a non-GAAP basis were $0.82, an increase of 18.8% compared to $0.69 per share in the first quarter of 2013. Higher sales contributed to the earnings per share increase, as did an $0.08 gain on the Company’s limited partnership investments.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The first quarter operating results were in line with our expectations. Demand from our mid-tier biotechnology clients continued to increase, as improved access to funding and our targeted sales strategies combined to drive growth. After a slow start, demand from our global key accounts improved sharply in March, providing early indications of a stronger second quarter. We continued to make progress in the first quarter on our efficiency initiatives, as well as our strategy to expand our unique, early-stage portfolio through acquisitions.

As a result of the acquisition of Argenta and BioFocus, we are raising our 2014 sales guidance to 9-11%. Non-GAAP earnings per share increase to a range of $3.15 to $3.25, which reflects earnings accretion from the acquisition and the first-quarter gain from our limited partnership investments. We are confident that successful execution of our sales strategies and integration of Argenta and BioFocus will enable us to achieve this guidance.”

First-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $185.6 million in the first quarter of 2014, an increase of 1.7% from $182.5 million in the first quarter of 2013. Foreign currency translation benefited reported sales by 0.2%. Robust sales growth in the Endotoxin and Microbial Detection (EMD) business was the primary driver of the first-quarter RMS sales increase. Higher sales of research model services also contributed to the increase, offset by lower sales of research models.

In the first quarter of 2014, the RMS segment’s GAAP operating margin was 28.8% compared to 30.3% for the first quarter of 2013. On a non-GAAP basis, the operating margin increased to 31.7% from 31.5% in the first quarter of 2013. Benefits from the Company’s global efficiency initiatives offset the impact of lower sales volume for research models.

Preclinical Services (PCS)

First-quarter 2014 net sales from continuing operations for the PCS segment were $113.8 million, an increase of 4.6% from $108.7 million in the first quarter of 2013. Foreign currency translation benefited reported sales by 0.7%. PCS sales growth was primarily driven by continued robust demand from mid-tier biotechnology clients.

In the first quarter of 2014, the PCS segment’s GAAP operating margin was 10.6% compared to 7.4% in the first quarter of 2013. On a non-GAAP basis, the operating margin increased to 12.9% from 10.6% in the first quarter of 2013. The non-GAAP operating margin improvement was due primarily to a foreign exchange benefit from a weaker Canadian dollar, the 2013 U.K. tax law change which reclassified research and development tax credits, and higher PCS sales volume.

Stock Repurchase Update

During the first quarter of 2014, the Company repurchased approximately 183,000 shares of its common stock for $9.8 million. As of March 29, 2014, the Company had $129.3 million remaining on its stock repurchase authorization.

2014 Guidance

The Company is updating its 2014 forward-looking guidance based on continuing operations, which was originally provided on February 11, 2014. The Company is raising its sales and non-GAAP earnings per share guidance to primarily reflect the acquisition of Argenta and BioFocus, which was completed on April 1, 2014, and the first-quarter gain from limited partnership investments. Based on current rates, we continue to expect foreign currency translation to provide only a small benefit to reported net sales. The Company is reducing its 2014 GAAP earnings per share guidance due primarily to amortization and costs related to the acquisition of Argenta and BioFocus.

2014 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	9.0% – 11.0%	3.0% – 5.0%
Impact of foreign exchange	N/M	N/M
Net sales growth, constant currency	9.0% - 11.0%	3.0% - 5.0%
GAAP EPS estimate	$2.64 - $2.74	$2.68 - $2.78
Amortization of intangible assets	$0.33	$0.22
Operating losses (1)	$0.04	$0.04
Charges related to global efficiency initiative (2)	$0.08-$0.10	$0.05-$0.07
Costs associated with evaluation and integration of acquisitions	$0.05	--
Non-GAAP EPS estimate	$3.15 - $3.25	$3.00 - $3.10

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.

(2) These charges are primarily related to the consolidation of a research model production operation in North America. Other projects in support of the global efficiency initiative are expected in 2014, but at this time, no specific decisions have been made. Accordingly, our current guidance does not include a quantification of potential future charges.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, May 1, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance costs associated with our efficiency initiatives; accelerated depreciation charges related to the consolidation of research model production operations; and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our sales growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including sales, operating margins, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; the integration of Argenta and BioFocus, and our expectations with respect to their impact on the Company, our service offerings, net sales, sales growth rates, and earnings; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 25, 2014, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (dollars in thousands, except for per share data)

	Three Months Ended
	March 29, 2014	March 30, 2013

Revenue	$299,368	$291,238
Cost of products sold and services provided	190,555	187,027
Gross margin	108,813	104,211
Selling, general and administrative	64,767	57,199
Amortization of intangibles	4,340	4,249
Operating income	39,706	42,763
Interest income (expense)	(2,596)	(8,183)
Other income (expense)	5,876	1,068
Income from continuing operations before income taxes	42,986	35,648
Provision for income taxes	10,358	9,722
Income from continuing operations, net of tax	32,628	25,926
(Loss) income from discontinued operations, net of tax	(270)	(155)
Net income	32,358	25,771
Net loss (income) from noncontrolling interests	(126)	(193)
Net income attributable to common stockholders	$32,232	$25,578

Earnings per common share
Basic:
Continuing operations	$0.69	$0.54
Discontinued operations	$(0.01)	$-
Net	$0.68	$0.54
Diluted:
Continuing operations	$0.67	$0.53
Discontinued operations	$(0.01)	$-
Net	$0.67	$0.53

Weighted average number of common shares outstanding
Basic	47,090,830	47,658,995
Diluted	48,151,384	48,436,049

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (dollars in thousands)

	March 29, 2014	December 28, 2013
Assets
Current assets
Cash and cash equivalents	$169,850	$155,927
Trade receivables, net	239,998	220,630
Inventories	91,674	89,396
Other current assets	88,459	85,847
Current assets of discontinued businesses	677	750
Total current assets	590,658	552,550
Property, plant and equipment, net	665,609	676,182
Goodwill, net	230,321	230,701
Other intangibles, net	79,451	84,537
Deferred tax asset	18,711	23,671
Other assets	64,043	61,964
Long-term assets of discontinued businesses	2,970	3,151
Total assets	$1,651,763	$1,632,756

Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital leases	$26,683	$21,437
Accounts payable	35,253	31,770
Accrued compensation	52,434	58,461
Deferred revenue	54,422	54,177
Accrued liabilities	58,925	56,712
Other current liabilities	9,855	22,546
Current liabilities of discontinued businesses	1,747	1,931
Total current liabilities	239,319	247,034
Long-term debt & capital leases	614,129	642,352
Other long-term liabilities	70,440	70,632
Long-term liabilities of discontinued businesses	7,615	8,080
Total liabilities	931,503	968,098
Redeemable non-controlling interest	21,579	20,581
Total shareholders'equity	695,462	640,984
Non-controlling interest	3,219	3,093
Total liabilities and equity	$1,651,763	$1,632,756

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (dollars in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013
Research Models and Services
Revenue	$185,615	$182,489
Gross margin	80,979	80,435
Gross margin as a % of net sales	43.6%	44.1%
Operating income	53,540	55,303
Operating income as a % of net sales	28.8%	30.3%
Depreciation and amortization	10,690	9,873
Capital expenditures	6,868	4,010

Preclinical Services
Revenue	$113,753	$108,749
Gross margin	27,834	23,776
Gross margin as a % of net sales	24.5%	21.9%
Operating income	12,033	8,060
Operating income as a % of net sales	10.6%	7.4%
Depreciation and amortization	9,361	10,137
Capital expenditures	4,322	2,418

Unallocated Corporate Overhead	$(25,867)	$(20,600)

Total
Revenue	$299,368	$291,238
Gross margin	108,813	104,211
Gross margin as a % of net sales	36.3%	35.8%
Operating income	39,706	42,763
Operating income as a % of net sales	13.3%	14.7%
Depreciation and amortization	20,051	20,010
Capital expenditures	11,190	6,428

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1) (dollars in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013
Research Models and Services
Revenue	$185,615	$182,489
Operating income	53,540	55,303
Operating income as a % of net sales	28.8%	30.3%
Add back:
Amortization of intangible assets related to acquisitions	2,439	1,986
Severance related to cost-savings actions	1,716	86
Government billing adjustment and related expenses	67	-
Impairment and other items (2)	980	-
Operating losses (3)	12	158
Operating income, excluding specified items (Non-GAAP)	$58,754	$57,533
Non-GAAP operating income as a % of net sales	31.7%	31.5%

Preclinical Services
Revenue	$113,753	$108,749
Operating income	12,033	8,060
Operating income as a % of net sales	10.6%	7.4%
Add back:
Amortization of intangible assets related to acquisitions	1,900	2,262
Severance related to cost-savings actions	63	211
Operating losses (3)	671	948
Operating income, excluding specified items (Non-GAAP)	$14,667	$11,481
Non-GAAP operating income as a % of net sales	12.9%	10.6%

Unallocated Corporate Overhead	$(25,867)	$(20,600)
Add back:
Severance related to cost-savings actions	121	-
Costs associated with the evaluation and integration of acquisitions	3,305	486
Convertible debt accounting	-	53
Unallocated corp. costs, excluding specified items (Non-GAAP)	$(22,441)	$(20,061)

Total
Revenue	$299,368	$291,238
Operating income	39,706	42,763
Operating income as a % of net sales	13.3%	14.7%
Add back:
Amortization of intangible assets related to acquisitions	4,339	4,248
Severance related to cost-savings actions	1,900	297
Government billing adjustment and related expenses	67	-
Impairment and other items (2)	980	-
Operating losses (3)	683	1,106
Costs associated with the evaluation and integration of acquisitions	3,305	486
Convertible debt accounting	-	53
Operating income, excluding specified items (Non-GAAP)	$50,980	$48,953
Non-GAAP operating income as a % of net sales	17.0%	16.8%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three months ended March 29, 2014, impairment and other items includes $980 of asset impairments and accelerated depreciation related to our Portage, Michigan research model production facility

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1) (dollars in thousands, except for per share data)

	Three Months Ended
	March 29, 2014	March 30, 2013

Net income attributable to common stockholders	$32,232	$25,578
Less: Discontinued operations	270	155
Net income from continuing operations	32,502	25,733
Add back:
Amortization of intangible assets related to acquisitions	4,339	4,248
Severance related to cost-savings actions	1,900	297
Impairment and other items (2)	980	-
Operating losses (3)	683	1,106
Costs associated with the evaluation and integration of acquisitions	3,305	486
Government billing adjustment and related expenses	67	-
Convertible debt accounting, net (4)	-	3,813
Tax effect of items above	(4,502)	(2,457)
Net income, excluding specified charges (Non-GAAP)	$39,274	$33,226

Weighted average shares outstanding - Basic	47,090,830	47,658,995
Effect of dilutive securities (stock options, unvested restricted stock):	1,060,554	777,054
Weighted average shares outstanding - Diluted	48,151,384	48,436,049

Basic earnings per share	$0.68	$0.54
Diluted earnings per share	$0.67	$0.53

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.83	$0.70
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.82	$0.69

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the three months ended March 29, 2014, impairment and other items includes $980 of asset impairments and accelerated depreciation related to our Portage, Michigan research model production facility

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

(4) The three months ended March 30, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,760 and depreciation expense by $53, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE

For the three months ended March 29, 2014:	Total CRL	RMS Segment	PCS Segment

Revenue growth, reported	2.8%	1.7%	4.6%
Impact of foreign exchange	0.4%	0.2%	0.7%
Revenue growth, constant currency	2.4%	1.5%	3.9%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (dollars in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013
Cash flows relating to operating activities:
Net income	$32,358	$25,771
Less: Income (loss) from discontinued operations	(270)	(155)
Income from continuing operations	32,628	25,926
Summary of non-cash adjustments	35,484	37,977
Changs in assets and liabilities	(39,649)	(33,926)
Net cash provided by operating activities	28,463	29,977

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	-	(24,141)
Capital expenditures	(11,190)	(6,429)
Other	4,679	1,788
Net cash used in investing activities	(6,511)	(28,782)

Cash flow relating to financing activities:
Net cash used in financing activities	(6,144)	(6,510)

Cash flows used in discontinued operations	(664)	(3)
Effect of exchange rate changes on cash and cash equivalents	(1,221)	(3,945)
Net change in cash and cash equivalents	13,923	(9,263)
Cash and cash equivalents, beginning of period	155,927	109,685
Cash and cash equivalents, end of period	$169,850	$100,422

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com